Exhibit 3.3.1

AMENDED AND RESTATED

BY-LAWS

OF

ING U.S., INC.

(the “Corporation”)

(Amended and Restated December 31, 2012)

ARTICLE I

Stockholders

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors (the “Board”) from time to time. Any other proper business may be transacted at the annual meeting. Annual meetings may be called by the Board or by any officer instructed by the Board to call the meeting.

Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon the written request of stockholders who together own of record a majority of the outstanding shares of each class of stock entitled to vote at such meeting. Any such written request by the stockholders for a special meeting shall state the purpose of the meeting.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or by the Corporation’s certificate of incorporation or by these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a Vice President or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the certificate of incorporation) the Board of Directors may require a larger vote upon any election or question.

Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.10. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board shall consist of not less than one (1) nor more than twenty-four (24) members, the number thereof to be determined from time to time by the Board or the stockholders. Directors may be divided into one, two, or three classes as determined by the stockholders. The stockholders shall determine which Directors are members of each class. Directors need not be stockholders.

Section 2.2. Election; Term of Office; Resignation; Removal; Retirement; Vacancies. If the Directors are divided into classes, the term of office of those members of the first class shall expire at the annual meeting next ensuing; of the second class one (1) year thereafter; of the third class two years thereafter, and at each annual election held after such classification and election, directors shall be chosen for a full term to succeed those whose terms expire. If the Directors are not divided into classes, each director shall hold office for a term of one (1) year and shall serve until the annual meeting of stockholders next succeeding his or her election and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors, or to the President and Chief Executive Officer, or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; except that, if the certificate of incorporation provides for cumulative voting and less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board, or, if there be classes of directors of which he or she is a part. Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the certificate of incorporation, the provisions of the preceding sentence shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Mandatory retirement from the Board will occur December 31st of the year of the Director’s attainment of age 72. A director of the corporation who is not an employee of the Corporation or its affiliates may serve as a director for no longer than ten (10) years as measured from such director’s first date of service as a director of the Corporation or until December 31st of the year in which such director attains age seventy-two (72) whichever first occurs.

Unless otherwise provided in the certificate of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining Director.

Section 2.3. Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President or by any two (2) directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5. Meetings by Other Communications Medium Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone, video conference, or other communications medium by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors’ one-third (1/3) of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which quorum is present shall be the act of the Board unless the certificate of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing or electronic transmission, and the writing(s) or electronic transmission(s) are filed with the minutes of the proceedings of the Board. Such filing of electronic transmissions shall be in paper form.

Section 2.9. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE III

Advisory Board

Section 3.1. Establishment of Advisory Board; Membership; Purpose. The Board of Directors may establish an advisory board (the “Advisory Board”) consisting of up to twenty-four (24) or more members as the Board in its discretion may determine. The Board of Directors shall designate one or more members of the Board as a member of the Advisory Board and the Board of Directors shall appoint one of the Advisory Board members to serve as Chairman of the Advisory Board. The purpose of the Advisory Board shall be to provide counsel to the Board of Directors on issues related to the general strategic direction of the Corporation as well as any other issues the Board of Directors or the Advisory Board shall determine to be appropriate. The Advisory Board may bring issues to the attention of Board for consideration but shall have no power to vote on matters before the Board of Directors or on any other matter affecting the Corporation. The Advisory Board may not act on behalf of the Corporation and has no power or right whatsoever to legally bind the Corporation. Any other activities of the Advisory Board shall be determined in accordance with customary corporate practices relative to advisory boards generally and shall be specifically determined and approved by the Board of Directors. The Board of Directors has full discretion to accept, reject or ignore, in whole or in part, any information communicated by the Advisory Board.

Section 3.2. Appointment; Term of Office; Resignation; Removal; Retirement; Vacancies. Except as otherwise provided in the resolution of the Board of Directors appointing any member of the Advisory Board, each member of the Advisory Board shall serve on the Advisory Board until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her appointment, and until his or her successor is appointed and qualified or until his or her earlier resignation or removal. Any member of the Advisory Board may resign at any time upon written notice to the Board of Directors, or to the President and Chief Executive Officer, or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any member of the Advisory Board or the entire Advisory Board may be removed, with or without cause, by a majority vote of the Board of Directors.

Mandatory retirement from the Advisory Board will occur December 31st of the year of the Advisory Board member’s attainment of age 72. A member of the Advisory Board who is not an employee of the Corporation or its affiliates may serve as an Advisory Board member for no longer than ten (10) years as measured from such member’s first date of service as a Director of the Corporation or Advisory Board member or until December 31st of the year in which such Director attains age seventy-two (72) whichever first occurs.

In order to maintain an orderly transition of Advisory Board members, as to any such member whose tenth (10th) year of service would occur in 2007, such Advisory Board member’s term limitation shall take effect in 2008.

Section 3.3. Meetings. Meetings of the Advisory Board may be held at such places within or without the State of Delaware and at such times as the Board of Directors or the Advisory Board may from time to time determine, and if so determined notice thereof need not be given.

Section 3.4. Meetings by Other Communications Medium Permitted. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Advisory Board may participate in a meeting of the Advisory Board by means of conference telephone, video conference, or other communications medium by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 3.5. Compensation of Advisory Board Members. The Board of Directors shall have the authority to fix the compensation of Advisory Board members.

ARTICLE IV

Committees

Section 4.1. Committees; Advisors. (a) The Board of Directors may also appoint such other committees consisting of two (2) or more members as the Board in its discretion may determine, provided, however, that notwithstanding the foregoing, the Board may appoint an Audit committee consisting of one (1) or more members as the Board in its discretion may determine. The Board of Directors may also designate a chairman among the members so appointed to each such committee. The duties and responsibilities of each committee so appointed by the Board of Directors shall be determined in accordance with customary corporate practices and specifically determined by charters defined by the committee and approved by the Board of Directors. (b) The Board of Directors may appoint such advisory committees consisting of members of the Board as the Board in its discretion may determine. The Board may also designate a chairman among the members of such advisory committee so appointed. The duties and responsibilities of each such advisory committee so appointed by the Board of Directors shall be determined in accordance with customary corporate practices and specifically determined by charters defined by the Board of Directors.

Section 4.2. Committee Rules and Operation. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these by-laws.

Each committee designated by the Board shall keep a written record of its proceedings and shall submit a report of its activities to the Board of Directors of the Corporation.

Section 4.3. Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all members of the committee consent thereto in writing or electronic transmission, and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the committee. Such filings of electronic transmissions shall be in paper form.

Section 4.4. Meetings by Other Communications Medium Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of any committee of the Board of Directors may participate in a meeting of the committee by means of conference telephone, video conference, or other communications medium by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 4.5. Alternate Committee Members. The Chairman may designate one or more directors as alternate members of any committee, who will act in the place of any absent or disqualified committee member, or fill any vacancy occurring on a committee as a result of death, resignation, removal or otherwise. In the case of an absent or disqualified committee member, the alternate shall serve as a member of the committee so long as the incumbent member remains absent or disqualified from voting. In the case of a vacancy, the alternate shall serve for the remainder of the unexpired term of the vacating member, or until a new member is selected, qualified and elected by the Board of Directors or Stockholders. If a committee member is absent from or disqualified from voting at a committee meeting and no alternate member has been designated by the Chairman, the remaining member or members of the committee present at the meeting, whether or not he or they constitute a quorum, may unanimously select from the Board a director to act at the meeting in place of the absent or disqualified committee member.

ARTICLE V

Officers

Section 5.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a Chief Executive Officer and a Secretary, and it may, if it so determines, elect from its members a Chairman of the Board, Vice Chairman of the Board and a President. The Board may also elect such other officers as the Board deems necessary, and may give any of them such further designations or titles as it considers desirable. Any number of offices may be held by the same person.

Section 5.2. Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President, Chief Executive Officer, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 5.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE VI

Stock

Section 6.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII

Indemnification of Directors, Members of the Advisory Board,

Officers and Other Personnel

Section 7.1. Non-Derivative Actions. To the fullest extent allowed by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, a member of the Advisory Board an attorney-in-fact or member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary of the Corporation or is or was serving at the request of the Corporation (whether or not as a representative of the Corporation) as a director, officer, employee, (for example, acting in a fiduciary capacity for welfare benefit plans), or fiduciary of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgement, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any original criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 7.2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or in suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, a member of the Advisory Board, an attorney-in-fact or member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary of the Corporation or is or was serving at the request of the Corporation (whether or not as a representative of the Corporation) as a director, officer, employee, (for example, acting in a fiduciary capacity for welfare benefit plans), or fiduciary of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for the negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

Section 7.3. Expenses. To the extent that a director, a member of the Advisory Board, and attorney-in-fact or member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary of the Corporation shall be successful on the merits in defense of any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article VI or in defense of any claim, issue, or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

Section 7.4. Authorization. Any indemnification under Section 7.1 or Section 7.2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, a member of the Advisory Board, and attorney-in-fact or member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary of the Corporation is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding. If such a quorum is not obtainable, or even if obtainable but a quorum of disinterested directors so directs, such determination shall be made by independent legal counsel in a written opinion, or by the stockholders.

Section 7.5. Advance Payment of Expenses. Expenses (including attorney’s fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in Section 7.4 of this Article VII upon receipt of an undertaking by or on behalf of the director, a member of the Advisory Board, an attorney-in-fact or member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary of the Corporation to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7.6. Non-Exclusivity. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under the Articles of Incorporation, any agreement, insurance policy, vote of the stockholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 7.7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, a member of the Advisory Board, attorney-in-fact or member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary of the Corporation, or is or was serving at the request of the Corporation (whether or not as a representative of the Corporation) as a director, officer, employee, (for example, acting in a fiduciary capacity for welfare benefit plans, or fiduciary of another Corporation, partnership, joint venture, trust or other enterprise) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this section.

Section 7.8. Continuance. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director, a member of the Advisory Board, attorney-in-fact or member of a committee appointed by the Board of Directors, officer, salaried employee, or fiduciary of the Corporation with regard to acts or omissions of such person occurring or alleged to have occurred while the person was so engaged, and shall inure to the benefit of heirs, executors, and administrators of such a person.

Section 7.9. Application of this Article. The provisions of this Article VI shall apply to all actions, suits or proceedings described in Section 7.1 or Section 7.2 arising or alleged to arise out of any acts or omissions on the part of any person referred to in Section 7.1 or Section 7.2 occurring or alleged to occur prior to the adoption of this Article VII or at any time while it remains in force.

ARTICLE VIII

Miscellaneous

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 8.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

Section 8.4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the

Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 8.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, magnetic disk, optical disk, CD-ROM, microfiche, microfilm, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.6. Amendment of By-Laws. These by-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.

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